Exhibit 99.1

CONTACT:

PetSmart Investor Relations

(623) 587-2025

PetSmart Reports Results for the Fourth Quarter and Fiscal Year 2013

Fourth Quarter Earnings per Share of $1.28; Fiscal Year Earnings per Share of $4.02;

Fourth consecutive year of double-digit Earnings per Share growth

PHOENIX, AZ—(March 5, 2014)—PetSmart, Inc. (NASDAQ: PETM) today announced financial results for the fourth quarter and fiscal year 2013, and provided guidance for 2014. Fourth quarter 2013 was a 13-week quarter, and fiscal year 2013 was a 52-week year. Fourth quarter 2012 was a 14-week quarter, and fiscal year 2012 was a 53-week year. In 2012, the extra week represented an additional $126 million in net sales, $48 million in gross margin, $18 million in OG&A, $30 million in earnings before tax, and $0.17 in earnings per share. For comparative purposes, the fourth quarter and fiscal year results are discussed on an equivalent 13-week and 52-week basis, respectively.

Fourth Quarter Results (13 weeks versus 13 weeks)

Earnings of $1.28 per share were up 19.6% compared to $1.07 per share in the fourth quarter of 2012. Net income increased 14.0% to $132 million in the fourth quarter of 2013, compared to $115 million in the fourth quarter of 2012.

Net sales for the fourth quarter of 2013 increased 2.9% to $1.8 billion. Comparable store sales, or sales in stores open at least one year plus internet sales, grew 1.2%. Services sales, which are included in net sales, grew 2.6% to $186 million.

Fiscal Year Results (52 weeks versus 52 weeks)

For the year, the company delivered earnings per share of $4.02, up 18.9% compared to $3.38 last year. Comparable store sales grew 2.7%. Net sales for the year were $6.9 billion, up 4.3%.

The company generated $615 million in cash flows from operating activities, spent $147 million in capital expenditures, distributed $54 million in dividends, and repurchased $464 million of PetSmart stock. The company ended the quarter with $357 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.

“We are pleased to report our results for fiscal year 2013, marking the fourth consecutive year of double-digit earnings per share growth,” said David Lenhardt, Chief Executive Officer. “I would like to thank our associates for their hard work and caring for our customers and communities.”

Guidance

Fiscal year 2014

•	Comparable store sales growth of 2% to 4%
•	Net sales growth of 4% to 6%
•	Earnings per share between $4.42 to $4.54
•	Capital expenditures of $150 million to $160 million

First quarter 2014

•	Comparable store sales growth of low-single digits
•	Earnings per share between $0.99 to $1.03

Conference call information

PetSmart management has scheduled a teleconference for 10:00 a.m. EST on March 5, 2014 to discuss results for the fourth quarter and fiscal year 2013. This teleconference will be webcast live for all investors at www.petm.com. The webcast will be available until the company announces results for the first quarter of 2014. In addition, you can listen to the call live by dialing 866-814-1933 (within the United States and Canada) or 703-639-1365 (for international callers), code 1633721.

A phone replay will be available through April 5, 2014, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1633721.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 53,000 associates and operates more than 1,333 pet stores in the United States, Canada and Puerto Rico, over 199 in-store PetSmart® PetsHotel® dog and cat boarding facilities and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp SM day care services and pet adoption services. Through its in-store pet adoption partnership with PetSmart Charities® and PetSmart Charities® of Canada, PetSmart has helped save the lives of more than 5.7 million pets since 1994. PetSmart Charities, Inc. and PetSmart Charities of Canada (collectively “PetSmart Charities”) are independent, nonprofit organizations that save the lives of homeless pets and reduce shelter intake through spay and neuter efforts. In 2013, nearly 440,000 dogs and cats found homes through PetSmart Charities’ adoption centers in all PetSmart stores and by sponsoring community adoption events. PetSmart Charities is the leader in granting money to help pets in need, with more than $34 million given in 2013 throughout North America.

Forward-looking statements

This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2014 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

PetSmart, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share and store data)

(Unaudited)

	Thirteen Weeks Ended		Fourteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Three Weeks Ended
	February 2, 2014	% of Sales	February 3, 2013	% of Sales	February 2, 2014	% of Sales	February 3, 2013	% of Sales
Merchandise sales	$1,609,430	89.2%	$1,675,979	89.2%	$6,111,702	88.3%	$5,979,604	88.4%
Services sales	185,532	10.3%	193,572	10.3%	766,006	11.1%	740,471	11.0%
Other revenue	9,904	0.5%	9,615	0.5%	38,919	0.6%	38,162	0.6%

Net sales	1,804,866	100.0%	1,879,166	100.0%	6,916,627	100.0%	6,758,237	100.0%

Cost of merchandise sales	1,098,871	60.9%	1,134,761	60.4%	4,222,542	61.0%	4,124,432	61.0%
Cost of services sales	130,093	7.2%	141,352	7.5%	539,229	7.8%	533,504	7.9%
Cost of other revenue	9,904	0.5%	9,615	0.5%	38,919	0.6%	38,162	0.6%

Total cost of sales	1,238,868	68.6%	1,285,728	68.4%	4,800,690	69.4%	4,696,098	69.5%

Gross profit	565,998	31.4%	593,438	31.6%	2,115,937	30.6%	2,062,139	30.5%
Operating, general, and administrative expenses	349,417	19.4%	372,186	19.8%	1,422,619	20.6%	1,410,922	20.9%

Operating income	216,581	12.0%	221,252	11.8%	693,318	10.0%	651,217	9.6%
Interest expense, net	(12,853)	-0.7%	(13,275)	-0.7%	(51,779)	-0.7%	(54,329)	-0.8%

Income before income tax expense and equity income from Banfield	203,728	11.3%	207,977	11.1%	641,539	9.3%	596,888	8.8%
Income tax expense	(78,350)	-4.3%	(78,489)	-4.2%	(239,444)	-3.5%	(223,329)	-3.3%
Equity income from Banfield	6,138	0.3%	4,522	0.2%	17,425	0.3%	15,970	0.2%

Net income	$131,516	7.3%	$134,010	7.1%	$419,520	6.1%	$389,529	5.7%

Earnings per common share:
Basic	$1.29		$1.26		$4.06		$3.61

Diluted	$1.28		$1.24		$4.02		$3.55

Weighted average shares outstanding:
Basic	102,076		106,470		103,203		107,819
Diluted	102,992		108,071		104,316		109,611
Stores open at beginning of each period	1,314		1,269		1,278		1,232
Stores opened during each period	19		11		60		60
Stores closed during each period	—		(2)		(5)		(14)

Stores open at end of each period	1,333		1,278		1,333		1,278

PetSmart, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	February 2, 2014	February 3, 2013
Assets
Cash and cash equivalents	$285,622	$335,155
Short-term investments	—	9,150
Restricted cash	71,226	71,916
Receivables, net	72,685	72,198
Merchandise inventories	740,302	679,090
Deferred income taxes	71,945	62,859
Prepaid expenses and other current assets	76,463	86,768

Total current assets	1,318,243	1,317,136

Property and equipment, net	952,955	985,707
Equity investment in Banfield	33,577	39,934
Deferred income taxes	110,408	102,992
Goodwill	41,140	44,242
Other noncurrent assets	65,645	46,970

Total assets	$2,521,968	$2,536,981

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$255,251	$202,122
Accrued payroll, bonus, and employee benefits	160,008	176,082
Accrued occupancy expenses and deferred rents	81,867	70,671
Current maturities of capital lease obligations	66,887	61,581
Other current liabilities	230,332	244,436

Total current liabilities	794,345	754,892

Capital lease obligations	451,597	464,578
Deferred rents	65,932	73,855
Other noncurrent liabilities	116,312	120,064

Total liabilities	1,428,186	1,413,389

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—
Common stock; $.0001 par value	17	17
Additional paid-in capital	1,515,333	1,418,411
Retained earnings	2,173,005	1,827,996

Accumulated other comprehensive (loss) income	(2,159)	5,506
Less: Treasury stock	(2,592,414)	(2,128,338)

Total stockholders’ equity	1,093,782	1,123,592

Total liabilities and stockholders’ equity	$2,521,968	$2,536,981

PetSmart, Inc. and Subsidiaries

Non-GGAP Reconciliation: Impact of Extra Week in 2012 on Comparative Results of Operations

(in thousands, except per share amounts and % change)

(Unaudited)

	Quarter Ended
	February 2, 2014	February 3, 2013		January 27, 2013	% Change
	13 Weeks	As Reported 14 Weeks	Less 14th Week	Proforma 13 Weeks	13 vs. 14 Weeks -	13 vs. 13 Weeks -
Services sales	$185,532	$193,573	$(12,814)	$180,758	-4.2%	2.6%
Net sales	$1,804,866	$1,879,166	$(125,952)	$1,753,214	-4.0%	2.9%
Gross profit	$565,998	$593,438	$(48,253)	$545,185	-4.6%	3.8%
Operating, general, and administrative expenses	$349,417	$372,186	$(18,327)	$353,859	-6.1%	-1.3%
Income before income tax expense and equity income from Banfield	$203,728	$207,977	$(29,934)	$178,043	-2.0%	14.4%
Net Income	$131,516	$134,010	$(18,639)	$115,371	-1.9%	14.0%
Diluted Earnings per common share	$1.28	$1.24	$(0.17)	$1.07	3.2%	19.6%

	Year Ended
	February 2, 2014	February 3, 2013		January 27, 2013	% Change
	52 Weeks	As Reported 53 Weeks	Less 53rd Week	Proforma 52 Weeks	52 vs. 53 Weeks -	52 vs. 52 Weeks -
Services sales	$766,006	$740,471	$(12,814)	$727,657	3.4%	5.3%
Net sales	$6,916,627	$6,758,237	$(125,952)	$6,632,285	2.3%	4.3%
Gross profit	$2,115,937	$2,062,139	$(48,253)	$2,013,886	2.6%	5.1%
Operating, general, and administrative expenses	$1,422,619	$1,410,922	$(18,327)	$1,392,595	0.8%	2.2%
Income before income tax expense and equity income from Banfield	$641,539	$596,888	$(29,934)	$566,954	7.5%	13.2%
Net Income	$419,520	$389,529	$(18,639)	$370,890	7.7%	13.1%
Diluted Earnings per common share	$4.02	$3.55	$(0.17)	$3.38	13.2%	18.9%